Exhibit (a)(1)(D)

AUGME TECHNOLOGIES, INC.

OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS
FOR REPLACEMENT OPTIONS

WITHDRAWAL FORM

THE OFFER EXPIRES AT 9:00 P.M., PACIFIC TIME, ON AUGUST 29, 2013 UNLESS THE OFFER IS EXTENDED.

    Reference is made to that certain Offer to Exchange Certain Outstanding Options for Replacement Options, dated August 2, 2013 (as may be amended from time to time, the “Offer to Exchange”) of Augme Technologies, Inc. (the “Company,” “Augme,” “our,” “us,” or “we”). On July 25, 2013 the Company’s shareholders approved a name change of the Company to Hipcricket, Inc. Upon effectiveness of the name change all references in the Offer Documents to the “Company,” “Augme,” “our,” “us,” or “we” will refer to Hipcricket, Inc., the subject company. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Offer to Exchange.

    Pursuant to the Offer to Exchange, Augme is offering Eligible Participants the opportunity to exchange Eligible Options for Replacement Options (the “Option Exchange”).

    If you previously elected to participate in the Option Exchange by completing, signing, and returning an Election Form indicating such election and now wish to WITHDRAW such previously made election with respect to SOME OR ALL of your Eligible Options you must complete, sign, and return this Withdrawal Form as set forth below.

    BY COMPLETING, SIGNING, AND RETURNING THIS WITHDRAWAL FORM, YOU AGREE THAT YOU WILL NOT PARTICIPATE IN THE OPTION EXCHANGE WITH RESPECT TO THE ELIGIBLE OPTIONS SET FORTH ON THE SIGNATURE PAGE HERETO.

    If you wish to WITHDRAW your previously made election to participate in the Option Exchange with respect to SOME OR ALL of your Eligible Options, you must complete, sign and return this Withdrawal Form such that it is received by Thomas J. Virgin, Chief Financial Officer of the Company before 9:00 p.m. Pacific Time on August 29, 2013 (or such later time and date as may apply if the Offer is extended).  Withdrawal Forms received after this deadline will not be accepted. Withdrawal Forms may be submitted to Mr. Virgin by facsimile to (425) 827-1561, email to optionexchange@hipcricket.com, or hand delivery; provided, however, you must allow for delivery time based on the method of submission you choose to ensure Mr. Virgin receives your Withdrawal Form by the deadline. Withdrawal Forms submitted by any other means, including interoffice mail and United States Mail (or other postal service) are not permitted and will not be accepted by us.

    If you withdraw your previously made election with respect to some or all of your Eligible Options, you will not receive any Replacement Options in exchange for the withdrawn Eligible Options. You will keep all of the Eligible Options that you withdraw, subject to their existing exercise prices, vesting schedules, and expiration dates.

    You may change your mind after you have submitted a Withdrawal Form and may re-elect to exchange some or all of your Eligible Options by submitting a new Election Form by the deadline on the Offer Expiration Date. You may change your mind as many times as you wish, but you will be bound by the last properly submitted Election Form we receive by the deadline on the Offer Expiration Date.

    If you choose to withdraw your previously made election with respect to some or all of your Eligible Options, please select the appropriate box below. Information on your Eligible Options has been provided to you with the Offer Documents. Additional copies of such information may be requested by emailing optionexchange@hipcricket.com or calling Mr. Virgin, at (425) 452-1111 (9:00 a.m. to 5:00 p.m. Pacific Time, Monday through Friday).

    Once your Withdrawal Form is received by Mr. Virgin, we intend to confirm the receipt of your withdrawal by email, or, if you do not have a corporate email address, to send a confirmation via U.S. Mail, within 48 hours of receipt. If you do not receive a confirmation, it is your responsibility to confirm Augme has received your Withdrawal Form.

 [SIGNATURE PAGE FOLLOWS]

[  ]      Yes, I wish to withdraw my election to participate in the Option Exchange as to ALL of my Eligible Options.

    I do not wish to participate in the Option Exchange.

    OR

[  ]      Yes, I wish to withdraw my election to participate in the Option Exchange as to SOME of my Eligible Options, on a grant-by-grant basis, as listed below:  (please list each Eligible Option you wish to withdraw)

    Any Eligible Options I previously elected to exchange for Replacement Options pursuant to a validly submitted Election Form received by the Company by the deadline on the Offer Expiration Date will remain subject to the Option Exchange. Only those Eligible Options set forth below will be withdrawn from the Option Exchange.

ID Number	Grant Date	Exercise Price	Expiration Date	Shares Subject to Option

SUBMIT NO LATER THAN 9:00 P.M., PACIFIC TIME, ON AUGUST 29, 2013 (UNLESS THE OFFER IS EXTENDED).

    I agree I will not participate in the Option Exchange with respect to the Eligible Options set forth above.

Eligible Participant Signature	Date and Time (indicate time zone)

Eligible Participant Name (Please print)

Eligible Participant Email Address